    As filed with the Securities and Exchange Commission on December 10, 1997

                                             REGISTRATION NO. 333-______________

--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                           ---------------------------


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                                  MAXIMUS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                  VIRGINIA                                                     54-1000588
State or Other Jurisdiction of Incorporation)                     (I.R.S. Employer Identification No.)

     1356 BEVERLY ROAD, MCLEAN, VIRGINIA                                          22101
  (Address of Principal Executive Offices)                                      (Zip Code)

                           ---------------------------


                           1997 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)


             DAVID V. MASTRAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  MAXIMUS, Inc.
                                1356 Beverly Road
                             McLean, Virginia 22101
                                 (703) 734-4200
            (Name, Address and Telephone Number of Agent for Service)

                                 with copies to:

                           LYNNETTE C. FALLON, ESQUIRE
                               Palmer & Dodge LLP
                                One Beacon Street
                        Boston, Massachusetts 02108-3190
                                 (617) 573-0100

                           ---------------------------



                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
Title of each class of securities to     Amount to be              Proposed             Proposed maximum          Amount of
          be registered                   registered           maximum offering        aggregate offering      registration fee
                                                              price per share(1)            price(1)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value             1,000,000 shares             $24.04               $24,040,000.00            $7,091.80
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on December 3, 1997 as reported by the New York Stock
     Exchange.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The information required by Part I is included in documents sent or given to participating employees of the 1997 Equity Incentive Plan of MAXIMUS, Inc. (the "Registrant") pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Prospectus, dated June 12, 1997 (File No. 333-21611), filed with the Commission pursuant to Rule 424(b) under the Securities Act and containing audited financial statements for the Registrant for each of the three years in the period ended September 30, 1996.

     (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Prospectus referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 1-12997) filed with the Commission on May 15, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the Common Stock offered hereby will be passed upon for the Registrant by Palmer & Dodge LLP, Boston, Massachusetts. Lynnette C. Fallon, a partner of Palmer & Dodge LLP, is an Assistant Secretary of the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Amended and Restated Articles of Incorporation provide that the Registrant's directors and officers shall be indemnified to the full extent required or permitted by the Virginia Stock Corporation Act (the "VSCA"), including the advance of expenses, and that other employees and agents shall be indemnified to such extent as shall be authorized by the Board of Directors or the Bylaws of the Registrant and as shall be permitted by law.

     Sections 13.1-697 and 13.1-702 of the VSCA permit the Registrant to indemnify an individual made party to a proceeding because he was a director, officer, employee or agent of the Registrant against liability incurred in the proceeding if (1) he conducted himself in good faith, (2) he believed, in the case of conduct in his official capacity, that such conduct was in the Registrant's best interests, or, in all other cases, that such conduct was at least not opposed to the Registrant's best interests, and (3) he had no reasonable cause to believe, in the case of a criminal proceeding, that his conduct was unlawful; provided, however, no indemnification shall be permitted
(1) in connection with a proceeding by or in the right of the Registrant in which the individual is adjudged liable to the Registrant, or (2) in connection with any other proceeding charging improper personal benefit to such individual in which the individual is adjudged liable on the basis that personal benefit was improperly received by such individual. Under sections 13.1-698 and 13.1-702 of the VSCA, unless limited by its Articles of Incorporation, the Registrant shall indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer against reasonable expenses incurred.

     The Registrant carries Directors' and Officers' insurance which covers its directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers of the Registrant.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section
                    10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                         (iii) To include any material information with respect
                    to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, Commonwealth of Virginia, on this 10th day of December, 1997.



                                                 MAXIMUS, INC.


                                                 By: /s/ F. ARTHUR NERRET
                                                     ---------------------------
                                                     F. Arthur Nerret
                                                     Vice President, Finance
                                                     and Treasurer


                                POWER OF ATTORNEY


     We, the undersigned officers and directors of MAXIMUS, Inc. hereby severally constitute and appoint David V. Mastran, Raymond B. Ruddy, F. Arthur Nerret and Lynnette C. Fallon and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         SIGNATURE                                        TITLE                                       DATE
         ---------                                        -----                                       ----

          /s/ DAVID V. MASTRAN                   President, Chief Executive                       December 10, 1997
--------------------------------------           Officer and Director
          David V. Mastran                       (Principal Executive Officer)


          /s/ RAYMOND B. RUDDY                   Chairman of the Board                            December 10, 1997
--------------------------------------           of Directors and
          Raymond B. Ruddy                       Vice President, Consulting


          /s/ F. ARTHUR NERRET                   Vice President, Finance,                         December 10, 1997
--------------------------------------           Treasurer and Assistant Secretary
          F. Arthur Nerret                       (Principal Financial and
                                                 (Accounting Officer)


          /s/ RUSSELL A. BELIVEAU                Director                                         December 10, 1997
--------------------------------------
          Russell A. Beliveau

          /s/ JESSE BROWN                        Director                                         December 10, 1997
--------------------------------------
          Jesse Brown


          /s/ LYNN P. DAVENPORT                  Director                                         December 10, 1997
--------------------------------------
          Lynn P. Davenport


          /s/ ROBERT J. MUZZIO                   Director                                         December 10, 1997
--------------------------------------
          Robert J. Muzzio


          /s/ DONNA J. MULDOON                   Director                                         December 10, 1997
--------------------------------------
          Donna J. Muldoon


          /s/ SUSAN D. PEPIN                     Director                                         December 10, 1997
--------------------------------------
          Susan D. Pepin

                                  EXHIBIT INDEX



Exhibit Number                            Description
--------------                            -----------

     4.1       Amended and Restated Articles of Incorporation of the
               Registrant.(1)

     4.2       Amended and Restated By-laws of the Registrant.(1)

     4.3 Specimen certificate representing the Common Stock of the Registrant.(1)

     4.4 Complete text of the 1997 Equity Incentive Plan of the Registrant. Filed as Exhibit 10.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-21611) dated February 12, 1997 and incorporated herein by reference.

     5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.

     23.1      Consent of Ernst & Young LLP, independent auditors.

     23.2 Consent of Palmer & Dodge LLP. Contained in Opinion of Palmer & Dodge LLP, included in Exhibit 5.1 hereto.

     24.1 Power of Attorney. Set forth on the signature page to this Registration Statement.


(1) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (File No. 1-12997) on August 14, 1997 and incorporated herein by reference.

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